Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS THIRD QUARTER 2017 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – November 2, 2017 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended October 1, 2017.

Third Quarter Highlights:

•	Net sales of $1.2 billion; a 16% increase from the same period in 2016
•	Comparable store sales growth of 4.6% and two-year comparable store sales growth of 5.9%
•	Net income of $31 million; a 32% increase from the same period in 2016
•	Diluted earnings per share of $0.23; a 44% increase from the same period in 2016
•	Increased full-year sales, comps and EPS guidance for 2017

“Sprouts is pleased to report strong top-line growth and demonstrate our ability to leverage those sales into exceptional earnings growth for the quarter. Sprouts’ hallmark of fresh, healthy, affordable products continues to resonate with our customers and positions us as a leader in the industry,” said Amin Maredia, chief executive officer of Sprouts Farmers Market. “We’ll continue to accelerate strategic priorities that will enhance our business – from product assortment to the digital experience to customer service. These, coupled with our technology investments to drive efficiencies, will provide the flexibility to make future investments where needed to ensure Sprouts is well-positioned for the future.”

Third Quarter 2017 Financial Results

Net sales for the third quarter of 2017 were $1.2 billion, a 16% increase compared to the same period in 2016. Net sales growth was driven by a 4.6% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the quarter increased 19% to $346 million, resulting in a gross profit margin of 28.7%, an increase of 60 basis points compared to the same period in 2016.  This improvement was primarily driven by cycling a heightened promotional environment in the third quarter of 2016, in addition to leverage from increased comparable store sales.

Direct store expense (“DSE”) for the quarter increased 15% to $250 million, or 20.7% of sales, compared to 20.9% in the same period in 2016.  This leverage is primarily driven by improved comparable store sales, as well as operating efficiencies, partially offset by higher benefit costs.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 35% to $40 million, or 3.3% of sales, compared to 2.9% in the same period in 2016. This primarily reflects higher bonus expense due to improved performance and other corporate costs versus the prior year.

Net income for the quarter was $31 million, a 32% increase compared to net income for the same period in 2016. Diluted earnings per share was $0.23, an increase of $0.07 or 44%, as compared to diluted earnings per share of $0.16 for the same period in 2016. This increase was driven by higher sales and margins, fewer shares outstanding due to our repurchase program and a lower effective tax rate.

Fiscal Year-to-Date Financial Results

For the 39-week period ended October 1, 2017, net sales were $3.5 billion, a 15% increase compared to the same period in 2016.  Growth was driven by a 2.4% increase in comparable store sales and solid performance in new stores opened.  Net income was $119 million, a 11% increase compared to net income for the same period in 2016. Diluted earnings per share was $0.86, an increase of $0.15 or 21%, compared to diluted earnings per share of $0.71 for the same period in 2016.

Growth and Development

During the third quarter of 2017, we opened 8 new stores: one each in Arizona and Florida, and two each in California, Nevada and Tennessee.  Three additional stores have been opened in the fourth quarter to date, resulting in a total of 32 new stores opened year-to-date for a total of 285 stores in 15 states as of November 2, 2017.

Leverage and Liquidity

We generated cash from operations of $259 million year-to-date through October 1, 2017 and invested $151 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we repurchased 3.2 million shares of common stock for a total investment of $72 million during the third quarter. We ended the quarter with a $349 million balance on our revolving credit facility, $25 million of letters of credit outstanding under the facility, $19 million in cash and cash equivalents, and $138 million available under our current share repurchase authorization.  Year-to-date through October 31, 2017, we have repurchased 9.1 million shares of common stock for a total investment of $192 million.

2017 Outlook

The following provides information on our guidance for 2017:

	Full-Year 2017 Current Guidance	Full-Year 2017 Prior Guidance
Net sales growth	14.5% to 15%	13% to 14%
Unit growth	32 new stores	32 new stores
Comparable store sales growth	2.5% to 3.0%	1.5% to 2.0%
Diluted earnings per share	$0.98 to $0.99(1)	$0.88 to $0.92
Capital expenditures	Approximately $170M	$155M to $165M
(net of landlord reimbursements)

(1)

Guidance includes an estimated effective tax rate of 32.5% for 2017. The lower effective tax rate is due to the 2017 change in accounting standards related to the recognition of excess tax benefits for stock-based compensation and the associated effect of actual and estimated option exercises for the year.

Third Quarter 2017 Conference Call

We will hold a conference call at 7 a.m. Pacific Daylight Time (10 a.m. Eastern Daylight Time) on Thursday, November 2, 2017, during which Sprouts executives will further discuss our third quarter 2017 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 97150787

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 97150787.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook and future investments and positioning. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. specializes in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Headquartered in Phoenix, Arizona, Sprouts employs more than 27,000 team members and operates more than 280 stores in 15 states from coast to coast. For more information, visit sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Net sales	$1,206,059	$1,035,801	$3,520,679	$3,060,685
Cost of sales, buying and occupancy	859,650	744,288	2,494,998	2,156,857
Gross profit	346,409	291,513	1,025,681	903,828
Direct store expenses	250,191	216,932	715,336	617,817
Selling, general and administrative expenses	39,955	29,664	110,312	91,482
Store pre-opening costs	2,456	3,446	10,055	11,625
Store closure and other costs	803	24	992	159
Income from operations	53,004	41,447	188,986	182,745
Interest expense	(5,609)	(3,723)	(15,447)	(10,985)
Other income	162	135	388	326
Income before income taxes	47,557	37,859	173,927	172,086
Income tax provision	(16,071)	(13,974)	(55,186)	(64,785)
Net income	$31,486	$23,885	$118,741	$107,301
Net income per share:
Basic	$0.23	$0.16	$0.87	$0.72
Diluted	$0.23	$0.16	$0.86	$0.71
Weighted average shares outstanding:
Basic	134,320	147,743	136,063	149,202
Diluted	136,770	150,024	138,860	151,568

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	October 1, 2017	January 1, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,892	$12,465
Accounts receivable, net	23,231	25,228
Inventories	222,216	204,464
Prepaid expenses and other current assets	25,594	21,869
Total current assets	289,933	264,026
Property and equipment, net of accumulated depreciation	690,763	604,660
Intangible assets, net of accumulated amortization	196,556	197,608
Goodwill	368,078	368,078
Other assets	5,886	5,521
Total assets	$1,551,216	$1,439,893
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$179,482	$157,550
Accrued salaries and benefits	41,219	32,859
Other accrued liabilities	60,683	56,376
Current portion of capital and financing lease obligations	8,776	12,370
Total current liabilities	290,160	259,155
Long-term capital and financing lease obligations	126,806	117,366
Long-term debt	349,000	255,000
Other long-term liabilities	126,127	116,200
Deferred income tax liability	42,508	19,263
Total liabilities	934,601	766,984
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 133,070,570 and 140,256,313 shares issued and outstanding, October 1, 2017 and January 1, 2017, respectively	133	140
Additional paid-in capital	614,232	597,269
Retained earnings	2,250	75,500
Total stockholders' equity	616,615	672,909
Total liabilities and stockholders' equity	$1,551,216	$1,439,893

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	October 1, 2017	October 2, 2016
Cash flows from operating activities
Net income	$118,741	$107,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	70,875	59,997
Accretion of asset retirement obligation and closed store reserve	168	237
Amortization of financing fees and debt issuance costs	347	347
Loss on disposal of property and equipment	820	226
Equity-based compensation	10,325	10,322
Deferred income taxes	23,245	20,119
Changes in operating assets and liabilities:
Accounts receivable	1,660	(1,336)
Inventories	(17,752)	(29,784)
Prepaid expenses and other current assets	(3,734)	(1,212)
Other assets	(702)	(1,480)
Accounts payable	31,669	24,050
Accrued salaries and benefits	8,360	(4,959)
Other accrued liabilities and income taxes payable	4,288	(2,762)
Other long-term liabilities	10,659	14,971
Cash flows from operating activities	258,969	196,037
Cash flows used in investing activities
Purchases of property and equipment	(158,459)	(142,571)
Proceeds from sale of property and equipment	30	662
Purchase of leasehold interests	—	(491)
Cash flows used in investing activities	(158,429)	(142,400)
Cash flows used in financing activities
Proceeds from revolving credit facility	134,000	45,000
Payments on revolving credit facility	(40,000)	—
Payments on capital and financing lease obligations	(3,053)	(3,144)
Cash from landlords related to financing lease obligations	300	—
Repurchase of common stock	(192,000)	(187,836)
Proceeds from exercise of stock options	6,640	2,616
Excess tax benefit for exercise of stock options	—	3,948
Cash flows used in financing activities	(94,113)	(139,416)
Increase / (Decrease) in cash and cash equivalents	6,427	(85,779)
Cash and cash equivalents at beginning of the period	12,465	136,069
Cash and cash equivalents at the end of the period	$18,892	$50,290

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company has referenced EBITDA. This measure is not in accordance with, and is not intended as an alternative to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the company and as a component of incentive compensation. The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and thirty-nine weeks ended October 1, 2017 and October 2, 2016:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Net income	$31,486	$23,885	$118,741	$107,301
Income tax provision	16,071	13,974	55,186	64,785
Interest expense, net	5,608	3,723	15,447	10,985
Earnings before interest and taxes (EBIT)	53,165	41,582	189,374	183,071
Depreciation, amortization and accretion	24,808	21,245	71,043	60,234
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$77,973	$62,827	$260,417	$243,305

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

11/2/17